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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 11, 2000 (except for Note 10, as to which the date is March 23, 2000) in Amendment No. 4 to the Registration Statement (No. 333-30648) and related Prospectus of Software Technologies Corporation.


                                          /s/ Ernst & Young LLP

Woodland Hills, California

April 27, 2000